As filed with the Securities and Exchange Commission on March 28, 1996

                                                    Registration No.: 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TELEBYTE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)
     NEVADA                                        11-2510138
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

    270 Pulaski Road                                            11740
    Greenlawn, New York                                      (Zip Code)
(Address of Principal Executive Offices)



                            TELEBYTE TECHNOLOGY, INC.
                             1993 STOCK OPTION PLAN

                            (Full title of the plan)



                                 JOEL A. KRAMER
                              Chairman of the Board
                            Telebyte Technology, Inc.
                                270 Pulaski Road
                            Greenlawn, New York 11740
                                 (516) 423-3232

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            WALTER J. GUMERSELL, ESQ.
                             Rivkin, Radler & Kremer
                                    EAB Plaza
                         Uniondale, New York 11556-0111
                                 (516) 357-3000


                         (Cover continued on next page)

                         CALCULATION OF REGISTRATION FEE


 Title of Securities        Amount of Shares to be         Proposed Maximum           Proposed Maximum              Amount of
   to be Registered               Registered              Offering Price Per         Aggregate Offering          Registration Fee
                                                               Share(1)                   Price(1)
- -----------------------     ------------------------     ----------------------     ---------------------     ---------------------
Common Stock, $.01                  100,000                     $ .813                    $81,300                      $100
par value

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee based upon the average of the bid and ask prices of the Common Stock as reported by the National Association of Securities Dealers, Inc.
         on March 25, 1996.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

                  Pursuant to Rule 428(b)(1) of the Securities Act of 1933 ("Securities Act"), the documents containing the information with respect to the Company's 1993 Stock Option Plan, as amended (the "Plan"), required by Item 1 of
Part I of this Registration Statement, will be distributed to holders of stock options granted under the Plan. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference herein in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                  In connection with the Telebyte Technology, Inc. 1993 Stock Option Plan, as amended (the "Plan"), a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Commission as part of this Registration Statement. The reoffer prospectus may be utilized for reofferings of common stock acquired by certain selling stockholders through the exercise of outstanding options granted under the Plan.

PROSPECTUS
                            TELEBYTE TECHNOLOGY, INC.
                           Principal Executive Office
                                270 Pulaski Road
                            Greenlawn, New York 11740
                                 (516) 423-3232

                         100,000 Shares of Common Stock
                            $0.01 par value per share

                  The Shares of Common Stock $0.01 par value ("Common Stock") of Telebyte Technology, Inc. (the "Company") offered hereby are being sold by directors, certain officers or key employees of the Company or one or more of its subsidiaries (the "Selling Stockholders"), who are offering or may offer a maximum of 100,000 shares (the "Shares") which may be acquired by them from time to time from the Company upon the exercise of options to purchase such Shares granted to the Selling Stockholders by the Company pursuant to the Company's 1993 Stock Option Plan, as amended. See "Selling Stockholders".

  THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK.  SEE "RISK FACTORS".

                  It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the Over the Counter Bulletin Board, on the National Association of Securities Dealers Automated Quotation System or in negotiated transactions. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Selling Stockholders also may pledge Shares as collateral and such Shares could be resold pursuant to the terms of such pledges. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders.

                  The Company will pay all costs and expenses incurred in connection with the registration of the Shares under the Securities Act, estimated to be $5,000. The Selling Stockholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 28, 1996

===============================================================================
                  No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date as of which information is set forth herein.
================================================================================
                              AVAILABLE INFORMATION

                  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-8 under the Securities Act relating to the shares of its Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed as a part thereof, and to such reports, proxy statements, information statements and other information, which may be obtained from the Commission at prescribed rates or may be inspected without charge and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents are incorporated by reference into this Prospectus: the Company's annual report on Form 10-KSB for the year ended December 31, 1995.

                  All annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, definitive information or proxy statements and other reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus to be part hereof from the date of filing of such documents. These documents are or will be available for inspection and copying at the locations identified above. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such request should be directed to the Secretary, Telebyte Technology, Inc., 270 Pulaski Road, Greenlawn, New York 11740, telephone number
(516) 423-3232.

                                  RISK FACTORS

                  An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. Each prospective purchaser should carefully consider the following risks, among other things, before making an investment.

        1. Effect on State of Economy. The market for the Company's products may be adversely affected by a recession or other economic downturn. In addition, customers currently using the Company's products could decide to reduce their commitment for future use of such products as the economy worsens or the market for their products and services is reduced.

        2. Technological Change. The industry in which the Company is engaged is subject to rapid and significant technological change. There are numerous competitors of the Company in the United States and abroad. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by the Company or which would render the Company's technology and products obsolete or non-competitive.

        3. Government Regulation. The Company does not believe that its present and currently proposed activities are generally subject to any material government regulation in the United States or other countries. In the event that any product is subject to such governmental regulation, the Company will be required to obtain necessary approvals which could delay or, in certain circumstances, even prevent the introduction to the marketplace of such product and result in significant additional expense. The Company cannot predict the extent to which it may be affected by legislative and other regulatory developments.

        4. Retention of Key Personnel.There can be no assurance that the Company will be able to retain the services of its key personnel and the loss of the services of its key personnel could have a material adverse effect on the Company's business, prospects, or both.

        5. Competition. Other companies market products that are competitive with the Company's products. Some of the competitors have significantly greater financial, technical and other resources than the Company.

        6. Potential Liability; Insurance Coverage. The Company may be exposed to claims for liability arising out of injuries, property damage or other losses suffered in connection with the sale of its products. The Company currently has liability insurance for such losses. There can be no assurance that the Company will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage that it has or that it may obtain will be sufficient to cover any or all claims. In the event of a successful suit against the Company, lack or insufficiency of insurance coverage could have a material adverse effect on the Company.

        7. Control by Certain Shareholders. The President, Joel A. Kramer and Vice-President, Kenneth S. Schneider, beneficially own 557,534 shares of Common Stock, or approximately 37% of the outstanding Common Stock of the Company. Since the holders of Common Stock do not have cumulative voting rights, Messrs. Kramer and Schneider are in a position, individually and jointly, to substantially influence the election of the directors of the Company and to control the Company's affairs.

        8. Patent Protection; Proprietary Information. The Company has patents; however such patents are not material to the Company's business. Not all aspects of technology which the Company currently uses is covered by patents. No assurance can be given that the Company will obtain additional patents to protect adequately all of its technology. The extent to which the Company's existing and future patents will be upheld and enforced when necessary is uncertain. If the Company's technology is not protected by patents, the Company relies on the trade secrets, experience, and lead-time which it now possesses or which it may develop in order to attain commercial advantages. There can be no assurance that the Company's competitors have not developed or will not independently develop trade secrets, experience or lead-time which will negate the value of the Company's potential competitive advantages.

        9. Future Sales of Common Stock. All the Company's shares of Common Stock currently outstanding and owned by the President and the Vice-President and other affiliates of the Company are "restricted securities" as that term is defined in Rule 144 under the Securities Act, and under certain circumstances may be sold without registration pursuant to that Rule. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares of without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. All of such outstanding shares have satisfied the Rule 144 two-year holding period requirement and accordingly are eligible for sale at any time. Any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect on the market price of Common Stock.

       10. No Dividends. The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

                                   THE COMPANY

                  The Company is the registrant of the Common Stock to which this Prospectus relates. The Company was incorporated in Nevada in 1987 and its principal executive office is located at 270 Pulaski Road, Greenlawn, New York 11740. Its telephone number is (516) 423-3232.

                              SELLING STOCKHOLDERS

                  The following persons are directors, officers or key employees of the Company or one or more of its subsidiaries, each of whom is eligible to sell pursuant to this Prospectus the number of Shares set forth opposite his name in the table below.


                               NUMBER OF
     SELLING                SHARES OF CLASS         NUMBER OF         NUMBER OF
  STOCKHOLDERS                OWNED AS OF        SHARES ELIGIBLE    SHARES OWNED
                          MARCH 27, 1996 (1)     TO BE SOLD (2)   AFTER SALE (3)
                          ------------------     --------------   --------------
Joel A. Kramer                  262,996               10,000           252,996
Kenneth S. Schneider            294,538               10,000           284,538
Keith B. Wiley                   10,100               10,000             100

(1) Assumes the exercise of all options held as of March 27, 1996 to purchase Shares granted to the Selling Stockholders pursuant to the Company's 1993 Stock Option Plan, as amended.

(2) Assumes all Shares have been issued upon exercise of outstanding Options held by the Selling Stockholders.

(3) Assumes sale of all Shares eligible to be offered hereby by the Selling Stockholders.

                           DESCRIPTION OF COMMON STOCK

General

Common Stock

                  The Company presently is authorized to issue 9,000,000 shares of Common Stock, $.01 par value, 1,501,566 of which were issued and outstanding as of the date hereof.

                  Holders of Common Stock have rights to receive such dividends as may be declared by the Board of Directors and are entitled upon liquidation, dissolution or winding up of the Company to share ratably in the net assets available for distribution. Holders of Common Stock have no conversion or preemptive rights, and the shares are not subject to redemption. All shares of Common Stock now outstanding are fully paid and nonassessable.

                  Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted by stockholders, including elections of directors. The holders of Common Stock do not have cumulative voting rights and, accordingly, the holders of more than 50% of the outstanding shares can elect all of the directors of the Company.


Transfer Agent

American Stock Transfer and Trust Co. is the transfer agent and registrar of the Common Stock.

                              PLAN OF DISTRIBUTION

                  It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the Over the Counter Bulletin Board, the National Association of Securities Dealers Automated Quotation System or in negotiated transactions. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Selling Stockholders also may pledge Shares as collateral and such Shares could be resold pursuant to the terms of such pledges. The Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and a portion of the proceeds of sales and commissions or concessions may therefore be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders.


                                  LEGAL MATTERS

                  Certain legal matters relating to the issuance of the Shares of Common Stock offered hereby have been passed upon for the Company by Rivkin, Radler & Kremer, Uniondale, New York.

                                     EXPERTS

                  The financial statements of the Company for the year ended December 31, 1995, in the Company's Annual Report on Form 10-KSB, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                TABLE OF CONTENTS


                                                                   Page

Available Information ...............................................3

Incorporation of Certain Documents
  by Reference.......................................................3

Risk Factors.........................................................4

The Company..........................................................6

Selling Stockholders.................................................6

Description of Common Stock..........................................7

Plan of Distribution.................................................8

Legal Matters........................................................8

Experts..............................................................8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

                  The following documents and information previously filed with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

(b) The description of the Common Stock which is contained in the Prospectus filed as part of this Registration Statement.

(c) All other reports filed by the Registrant pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 1995.
                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

                  Inapplicable

Item 5.  Interests of Named Experts and Counsel.

                  Inapplicable

Item 6.  Indemnification of Directors and Officers.

                  Pursuant to subsection (1) of Section 78.751 of the Nevada General Corporation Law, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that one is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if one acted in good faith and in a manner in which one reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such action by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent does not, itself, create a presumption that the person did not act in such good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Pursuant to subsection (2) of Section 78.751, the indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged, by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity. Subsection (3) of Section 78.751 provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, he must be indemnified by the corporation against expenses actually reasonably incurred by him in connection with the defense.

                  Subsection   (4)  of   Section   78.751   provides   that  any
indemnification under the circumstances described must be made by the corporation, only as authorized in the specific case, upon a determination that indemnification is proper under the circumstances. The determination to indemnify must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings; (c) if a majority vote of a quorum consisting of directors who are not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  Subsection (5) of Section 78.751 provides that the articles of incorporation, by-laws, or agreement by the corporation, may provide that the expenses incurred by the officers and directors in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is later determined that he is not entitled to be indemnified. Subsection (6) of Section 78.751 provides that the indemnification authorized by this statute: (a) does not exclude any other rights to indemnification granted by the articles of incorporation, by-laws, agreement, vote of stockholders, disinterested directors or otherwise, except that indemnification, unless authorized by a court of competent jurisdiction, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executives and administrators of such a person.

                  The Company's by-laws provide that the Company shall indemnify its directors, officers, employees or agents as provided in subsection (1) of
Section 78.751. The Company's by-laws also provide that the Company shall indemnify its directors, officers, employees or agents if any of them are made a party or threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification is not permitted if the person has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  The Registrant believes that it is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

                  Inapplicable.

Item 8.  Exhibits.

                  Exhibit
                  Number

                  4.1      Certificate of Incorporation1
                  4.2      By-laws2
                  4.3      1993 Stock Option Plan
                  5.1      Opinion of Rivkin, Radler & Kremer
                  24.1     Consent of Grant Thornton LLP
                  24.2     Consent of Rivkin, Radler & Kremer (included in
                           Exhibit 5.1)

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
                   being made, a post-effective amendment   to this Registration
                   Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)  To  include  any  additional  or  changed    material
                  information on the plan of distribution;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b)     The undersigned Registrant hereby  undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c)     Insofar as indemnification  for   liabilities
arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on March 28, 1996.


                            TELEBYTE TECHNOLOGY, INC.


                                                           /s/
                                            By  -------------------------------
                                            Joel A. Kramer, President and
                                            Chairman of the Board of Directors




                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                 Title                              Date


     /s/
- --------------------       President and Chairman             March 28, 1996
Joel A. Kramer             of the Board of Directors
                           (Principal Executive Officer
                           and Financial Officer)



     /s/
- ---------------------      Director                           March 28, 1996
Kenneth S. Schneider



     /s/
- ---------------------
Keith B. Wiley             Director                           March 28, 1996

                                INDEX TO EXHIBITS


Exhibit Number  Description of Exhibits                    Sequentially Numbered
                                                                          Pages
4.3          1993 Stock Option Plan..........................              E-1
5.1          Opinion of Rivkin, Radler & Kremer...............             E-10
24.1         Consent of Grant Thornton LLP....................             E-11
24.2         Consent of Rivkin, Radler & Kremer (included in Exhibit 5.1)

                                   EXHIBIT 4.3


                            TELEBYTE TECHNOLOGY, INC.

                             1993 STOCK OPTION PLAN

                  The purpose of the 1993 Stock Option Plan (the "Plan") is to assist Telebyte Technology, Inc. (the "Company") to attract and retain qualified directors and key employees of the Company, a Subsidiary, or a Parent of the Company, by enabling them to acquire common stock of the Company and thus providing incentive for them to expend maximum effort for the success of the
Company's business. The Plan provides for the issuance of incentive stock options ("Incentive Stock Options") pursuant to Section 5(a) and of non-qualified options ("Non-Qualified Options") pursuant to Section 5(b). The Incentive Stock Options granted under Section 5(a) are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-Qualified Options granted pursuant to Section 5(b) are intended to be options which do not satisfy the requirements of Section 422 of the Code. All references to "options" in the Plan shall include Incentive Stock Options and Non-Qualified Options. The Plan is intended to meet the requirements of Rule 16(b)-3 ("Rule 16(b)-3") promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  The options offered pursuant to the Plan are a matter of separate inducement to directors and employees and are not in lieu of any salary or other compensation for the services of such persons.

                  The Company by means of the Plan seeks to retain the services of persons now serving the Company or any Subsidiary or Parent of the Company and to secure the services of additional persons capable of providing services important to the welfare of the Company or any Subsidiary or Parent of the Company.

                  To assist in meeting the objectives described above, the Company hereby adopts the Plan.

===============================================================================
11. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 100,000 shares of common stock of the Company, par value $.01 per share, subject to adjustment as provided in Section 10 of the Plan. Such shares may be authorized but unissued shares of common stock of the Company or may be shares held in or acquired for the treasury of the Company. Any shares of common stock reserved for issuance or transfer under an option which for any reason terminates, expires or is canceled unexercised as to such shares, may be reserved for issuance or transfer under another option granted under the Plan . The aggregate fair market value (determined at the time the option is granted) of the shares as to which Incentive Stock Options may be granted to any option holder ("Optionee") under this Plan or any other plan of the Company or any Subsidiaries or Parent of the Company which are exercisable for the first time by such option holder during any calendar year shall not exceed $100,000.
================================================================================

         12.       Administration of the Plan.

    a. The Plan shall be administered by the Board f Directors of the Company, which, to the extent it shall determine, may delegate its powers with respect to administration of the Plan to a committee (the "Committee") consisting of not less than two members. The Board of Directors shall determine, within the limits of the express provisions of the Plan, those directors and key employees including officers who are to receive options under the Plan and the number of shares of common stock to be subject to such options. Options granted under the Plan shall, subject to the provisions of Sections 5 and 12 hereof and the following sentence, be in such form as determined and approved by the Board of Directors. The Board of Directors shall interpret the Plan, prescribe, amend and rescind rules and regulations, forms, notices and agreements relating to it and make all determinations necessary or advisable for its administration, all such actions as approved by the Board of Directors to be final and conclusive.

    b. The Board of Directors may from time to time appoint members of the Committee in addition to or in substitution for members previously appointed and may fill any vacancies in the Committee. The Committee shall elect one of its members as Chairman, and may appoint a secretary, who need not be a member of the Committee or a director of the Company, to keep minutes of its meetings. Meetings of the Committee shall be held at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum. All action of the Committee shall be by a majority of its members. Any action may be taken by unanimous written consent setting forth the action taken, signed by all of the members of the Committee, and action so taken shall have the same effect as if it had been taken by unanimous vote at a meeting duly held and called. The Committee shall report its action at meetings or by unanimous written consent to the Board of Directors.

    c. At any time prior to the appointment of the Committee and at any time thereafter when the Committee shall not be duly constituted and subject to all eligibility limitations which would otherwise apply to the Plan, the Board of Directors shall exercise all the functions of the Committee under the Plan.

            13. Effective Date and Term of Plan. The Plan as originally adopted shall become effective when adopted by the Board of Directors of the Company, except that unless the Plan is authorized by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company within 12 months after its adoption by the Board of Directors, the Plan and all options outstanding under the Plan shall terminate at the expiration of such 12 month period. The solicitation of such approval shall be in accordance with the laws of the State of Nevada and in accordance with Section 14(a) of the Exchange Act. Options may be granted under the Plan within 10 years from the date of its adoption by the Board of Directors, but not thereafter.

            14. Eligible Participants. Only directors and key employees of the Company or a Subsidiary or a Parent of the Company shall be eligible to receive options under the Plan. An employee who is also a director of the Company or a Subsidiary or a Parent of the Company shall be eligible to participate under the Plan. Except as provided in Section 5(a)(v) below, no Incentive Stock Option shall be granted to a non-employee director or an individual who, immediately before the granting of the option, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary of the Company.

            15. Grant and Terms of Options. The Board of Directors may grant options at any time or from time to time prior to the termination of the Plan, and except as hereinafter provided, such options shall be subject to the following terms and conditions:

a.        Incentive Stock Options.

                               i.        Purchase  Price.  The   purchase  price
provided for in each Incentive Stock Option granted pursuant to this Section 5(a) of the Plan shall be determined by the Board of Directors, provided that in no instance shall such price be less than the fair market value of the shares subject to such option on the date on which the Incentive Stock Option is granted.
                               ii.       Duration of Option.Each Incentive Stock
Option granted pursuant to the Plan will terminate no later than 10 years from the date on which it is granted, unless it is terminated earlier under Section 7 or 8.

                               iii.      Transferability of Option. No Incentive
Stock Option shall be transferable by the employee in whole or in part other than by will or the laws of descent and distribution, and each such option shall be exercisable, during the lifetime of the employee, only by him or her.

                               iv.       Exercise   of   Option.  Subject to the
provisions of this Section 5(a), the Board of Directors shall have absolute discretion in determining whether any Incentive Stock Option granted hereunder shall be exercisable in whole at one time or in part from time to time and, if in part from time to time, the rate at which such option shall be exercisable on a cumulative or non-cumulative basis. Except as provided in Section 7 and 8, no Incentive Stock Option may be exercised at a time when the Optionee is not an employee of the Company or a Subsidiary or a Parent of the Company.

                                v.        Special Ten Percent  Shareholder Rule.
Sections 4, 5(a)(i) and 5(a)(ii) notwithstanding, an Incentive Stock Option may be granted to an individual who immediately before the granting of such option owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or a Parent of the Company, if at the time such option is granted, (i) such option price is at least 110% of the fair market value of the stock subject to such option, and
(ii) such option by its terms may not be exercised after the expiration of 5 years from the date on which it was granted.

b.        Non-Qualified Stock Options.

                                i.        Purchase  Price.  The  purchase  price
provided for Non-Qualified Option granted pursuant to this Section 5(b) of the Plan shall be determined by the Board of Directors.

                                ii.       Duration of Option. Each Non-Qualified
Option granted pursuant to the Plan will terminate no later than 10 years from the date on which it is granted, unless it is terminated earlier under Section 7 or 8 hereof.

                                iii.      Transferability  of Option.  No
Non-Qualified Option shall be transferable by the employee or a director in whole or in part other than by will or the laws of descent or distribution, and each such option shall be exercisable, during the lifetime of the employee or director, only by him or her.

                                 iv.       Exercise of  Option.  Subject  to the
provisions of this Section 5(b), the Board of Directors shall have absolute discretion in determining whether any Non-Qualified Option granted hereunder shall be exercisable in whole at one time or in part from time to time and, if in part from time to time, the rate at which such option shall be exercisable on a cumulative or non-cumulative basis. Except as provided in Section 7 and 8, no Non-Qualified Option may be exercised at a time when the Optionee is not an employee or a director of the Company or a Subsidiary or a Parent of the Company.

                      16.      Manner of Exercise of Options.

         a. Unless the Board of Directors shall otherwise determine, an option, to the extent exercisable under the Plan, may be exercised by delivery to the Secretary of the Company, at its principal office, of a written notice, signed by the person entitled to exercise the option, specifying the number of shares purchasable under the option which the Optionee then wishes to purchase, together with a certified or bank cashier's check payable to the order of the Company, or cash, in the amount of the aggregate option price for such number of shares and any withholding tax due.

                                b.        Unless the shares to be acquired  upon
exercise of an option may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment under the Securities Act of 1933, as amended, the Board of Directors may provide, as a condition to the delivery of any shares to be purchased upon exercise of the option, that the Company receive appropriate evidence that the Optionee is acquiring the shares for investment and not with a view to the distribution or public offering of the shares, or any interest in the shares, and a representation to the effect that the Optionee shall make no sale or other disposition of the shares unless (a) the Company shall have received an opinion of counsel satisfactory to it in form and substance that the sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933, as amended, and the related rules and regulations of the Securities and Exchange Commission, or (b) the shares shall be included in a currently effective registration statement or post-effective amendment under the Securities Act of 1933, as amended. In no event shall stock be issued or certificates be delivered until full payment as required by the Plan shall have been received by the Company, nor shall the Optionee have any right or status as a shareholder prior to such payment. In no event shall a fraction of a share be purchased or issued under the Plan.

                                c.        If at any time the Board of  Directors
shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares subject to the Plan, no such shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

                  17. Termination of Employment. In the event that the employment of any employee or tenure as a director of an Optionee shall be involuntarily terminated other than for cause or by reason of the death or permanent disability of the Optionee, the option may be exercised by the Optionee to the extent that he or she was entitled to do so at the termination of his or her employment, at any time within three months after such termination, but in no event may an option be exercised after the date on which it would otherwise terminate. In the event that the employment of any employee or the tenure of a director shall be voluntarily terminated or terminated for cause, any option held by the employee or a director under the Plan, to the extent not previously exercised, shall forthwith terminate. Normal retirement or early retirement with the consent of the Company or a Subsidiary or a Parent of the Company pursuant to any retirement plan shall not constitute a voluntary termination of employment or a termination of employment for cause, but shall be considered for this purpose to be an involuntary termination other than for cause. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or as a director of the Company or a Parent or a Subsidiary of the Company, or interfere in any way with the right of the Company or a Parent or a Subsidiary of the Company to terminate his or her employment or tenure as a director.

                  18. Death or Disability of an Optionee. If an Optionee shall die while employed by or serving as a director of the Company or a Subsidiary or a Parent of the Company, the option may be exercised (a) to the extent that the employee or director was entitled to do so at the date of his or her death, and (b) to the additional extent that the employee or director would have been entitled to do so had the option been exercisable with respect to the number of shares covered by the next installment, if any, of the option, by a legatee or legatees of the Optionee under his or her last will or by his or her personal representatives or distributees at any time within one year after the date of death, but in no event may the option be exercised after the date on which it would otherwise terminate.

                  If an Optionee shall die within three months after the involuntary termination, other than for cause, of his or her employment by or of his or her service as a director of the Company or a Subsidiary or a Parent of the Company, the option may be exercised, to the extent that the employee or director was entitled to do so at the date of his or her death, by a legatee or legatees of the Optionee under his or her last will or by his or her personal representative or distributees at any time within one year after the date of death, but in no event may the option be exercised after the date on which it would otherwise expire.

                  If an Optionee shall become permanently disabled (within the meaning of Section 22(e)(3) of the Code) while employed by or serving as a director of the Company or a Subsidiary or a Parent of the Company, the option may be exercised by the Optionee to the extent that he or she was entitled to do so at the termination of his or her employment or tenure as a director, at any time within one year after such termination, but in no event may an option be exercised after the date on which it would otherwise expire.

                    19. Six Month Holding Period. The employee or director may not dispose of the common shares received upon exercise of the option within six months of the acquisition of the option.

                    20. Adjustment of Number and Price of Shares Subject to Options. If the outstanding shares of the common stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue common stock as a dividend or upon a stock split, then the number and kind of shares available for purposes of the Plan and all shares subject to the unexercised portion of any options previously granted and the exercise price of those options shall be appropriately adjusted. However, no such adjustment shall change the total exercise price applicable to the unexercised portion of any outstanding option.

                  Adjustments under this Section 10 shall be made by the Board of Directors, whose determination as to what adjustments shall be made shall be final and binding. In computing any adjustment under this Section 10, any fractional share which might otherwise become subject to an option shall be eliminated.

                     21. Liquidation, Merger or Consolidation. In the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (i) the Company is a party and (ii) the agreements governing such merger or consolidation do not provide for the issuance of substitute options or the assumption of the options issued hereunder (as issuing and assuming are defined in Code Section 424(a)), with substantially equivalent terms as determined by the Board of Directors in lieu of the options granted under the Plan or for the express assumption of such outstanding options by the surviving corporation, the Board of Directors shall declare that each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors (the "Termination Date"), provided that the Board of Directors shall cause to be mailed thirty (30) days before the Termination Date written notice of the Termination Date to each Optionee, and each Optionee shall have the right, during the period between the receipt of the written notice and the Termination Date to exercise his option, in whole or in part, whether or not all or any part of such option would not otherwise be exercisable. The notice of exercise must be received by the Company on or prior to the Termination Date. Any then outstanding option not exercised in its entirety on or prior to the Termination Date specified by the Board of Directors and any and all rights thereunder shall terminate as of said date.

                     22. Amendment or Discontinuance of Plan. The Board of Directors may alter, suspend or discontinue the Plan at any time, except that no action of the Board may, without appropriate shareholder action, materially increase the benefits accruing to the participants under the Plan, materially increase the maximum number of shares subject to the Plan (except as provided in
Section 10), materially modify the requirements for eligibility under the Plan, implement any change requiring shareholder approval under Rule 16(b)-3 or the Code or any other applicable law and, without the consent of the Optionee, no such action shall alter the terms of, or impair the rights of the Optionee under any option previously granted pursuant to the Plan. Unless sooner terminated, the Plan shall terminate as provided in Section 3. An option may not be granted while the Plan is suspended or after it is terminated. The rights and obligations under any option granted while the Plan is in effect may not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option was granted. The power of the Board of Directors to construe and administer any options granted prior to the termination or suspension of the Plan shall nevertheless continue after and survive such termination and continue during such suspension.

                      23.      Miscellaneous Provisions.

                               a.        Subsidiary.  As used  herein,  the term
'subsidiary' means any 'subsidiary corporation' within the meaning of Section 424(f) of the code.
                               b.        Parent.   As  used   herein,   the term
"parent" means any "parent corporation" within the meaning of Section 424(e) of the Code.

                               c.        Permanently  Disabled.  As used herein,
the term "permanently disabled" means "permanently disabled" within the meaning of Section 22(e)(3) of the Code.

                               d.        Governing   Law.   The  Plan shall   be
governed by the laws of the State of Nevada.

                                   EXHIBIT 5.1

                             RIVKIN, RADLER & KREMER
                                    EAB Plaza
                         Uniondale, New York 11566-0111



                                 March 28, 1996


Telebyte Technology, Inc.
270 Pulaski Road
Greenlawn, NY 11740

Gentlemen:

         You have requested our opinion in connection with a Registration Statement on Form S-8 to be filed by Telebyte Technology, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for registration under the Act of 100,000 common shares (the "Shares"), $.01 par value, in connection with the Company's 1993 Stock Option Plan (the "Plan").

         As counsel for the Company, we have examined such records, documents and questions of law as we have deemed appropriate for the purposes of this opinion and, on the basis thereof, advise you that in our opinion that, when the Shares have been registered under the Act and when the Company has received the consideration to be received for said Shares in accordance with the provisions of the Plan and said Shares have been issued by the Company as provided under the Plan, the Shares to be issued by the Company as a result of the exercise, if any, of the options under the Plan will be, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption "Legal Matters."

                                            Very truly yours,


                                            /s/ Rivkin, Radler & Kremer

                                      E-11
                                  EXHIBIT 24.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We have issued our report dated March 1, 1996, accompanying the financial statements of Telebyte Technology, Inc. appearing in the 1995 Annual Report on Form 10-KSB for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


GRANT THORNTON LLP

/S/ Grant Thornton LLP

Melville, New York
March 1, 1996

1 The Certificate of Incorporation was filed with the Company's proxy statement filed in June 1987 and is incorporated by reference herein (Commission File No. 0-11883).

2 The By-laws were filed as an Exhibit to the Company's Form 8-K filed in the third quarter of 1987 and are incorporated by reference herein (Commission File No. 0-11883).